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                                                                    EXHIBIT 15.1

June 20, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Ladies and Gentlemen:

We are aware that AirTouch Communications, Inc. has included our report dated May 11, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-03107) to be filed June 20, 1996. We are also aware of our responsibilities under the Securities Act of 1933.

Very truly yours,

/s/ Price Waterhouse LLP